UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard Orlando, Florida	32824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 31, 2025, VOXX International Corporation, a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the previously announced Agreement and Plan of Merger dated as of December 17, 2024 (the “Merger Agreement”), by and among, the Company, Gentex Corporation, a Michigan corporation (“Gentex”), and Instrument Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Gentex (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

As of February 24, 2025, the record date for the Special Meeting (the “Record Date”), there were 20,266,915 shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) and 2,260,954 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) outstanding and entitled to vote. At the Special Meeting, a total of 18,484,045 shares of Company Common Stock, representing approximately 82% of the outstanding shares of Company Common Stock entitled to vote, were present, constituting a quorum to vote and conduct business.

For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, holders of Class A Common Stock and Class B Common Stock voted together as a single class. Each record holder of Class A Common Stock was entitled to one vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock was entitled to ten votes for each outstanding share of Class B Common Stock owned of record on the Record Date. The shares of Company Common Stock present at the Special Meeting represented 38,832,631 votes in the aggregate, equivalent to approximately 90.6%% of the voting power of the outstanding shares of Company Common Stock as of the Record Date.

At the Special Meeting, the following proposals were considered:

(1)	Merger Agreement Proposal. The proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

(2)	Compensation Proposal. The non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

(3)	Adjournment Proposal. The proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 3, 2025.

The approval of the Merger Agreement Proposal required the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) at least 66 and two-thirds percent of the voting power of the outstanding shares of Company Common Stock that is not held by Gentex, Merger Sub or their affiliates, as required pursuant to Section 203 of the DGCL.

The approval of the Compensation Proposal required the affirmative vote of the holders of a majority of the voting power of the shares of Company Common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

The approval of the Adjournment Proposal required the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.

All three proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.

(1)	Merger Agreement Proposal:

The total number of the votes (based on the voting power of the shares of Company Common Stock entitled to vote) with respect to the Merger Agreement Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
38,648,710	100,843	83,078	0

The total number of votes (based on the voting power of the shares of Company Common Stock entitled to vote, excluding 6,463,808 shares of Class A Common Stock held by Gentex, Merger Sub and their affiliates) with respect to the Merger Agreement Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
32,184,902	100,843	83,078	0

(2)	Compensation Proposal:

The total number of the votes (based on the voting power of the shares of Company Common Stock entitled to vote) with respect to the Compensation Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
36,302,392	2,506,682	23,557	0

(3)	Adjournment Proposal:

The total number of the votes (based on the voting power of the shares of Company Common Stock entitled to vote) with respect to the Adjournment Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
38,509,513	294,392	28,726	0

Because the Merger Agreement Proposal was approved by the requisite vote, no adjournment to solicit additional proxies was necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION
(Registrant)

Date: March 31, 2025	By:	/s/ Loriann Shelton
	Name:	Loriann Shelton
	Title:	Senior Vice President
Chief Financial Officer
Chief Operating Officer